Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax: (518) 381-3668

Subsidiary:	Trustco Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President and
Chief Risk Officer
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo is Pleased to Report Fourth Quarter and Full Year 2020 Results

Glenville, New York –January 21, 2021

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced full year 2020 net income of $52.5 million or $0.543 diluted earnings per share, and net income of $13.8 million or $0.143 diluted earnings per share for the fourth quarter of 2020.  Average residential loan growth increased 5.9% or $209.1 million to a record $3.8 billion for the fourth quarter 2020.

Summary

Robert J. McCormick, Chairman, President and Chief Executive Officer noted, “As a bank built upon Home Town values, we continue to prioritize strengthening our communities and adapting our offerings to address the changing needs of our customers during the COVID-19 pandemic. TrustCo’s commitment to supporting its communities and front line workers remains steadfast. In an effort to ensure families had a safe place to celebrate the holidays, Trustco Bank launched the “Home for the Holidays” program, donating $40,000 to local housing agencies and community loan funds across New York, New Jersey and Florida. This is just one example of ways we have prioritized giving back. In addition, TrustCo partnered with local communities to offer custom merchant loan programs to help small businesses stay afloat during the pandemic.  Lastly, TrustCo donated over 2,000 turkeys to food banks in New York and Florida to help ensure families who experienced economic challenges had a warm meal for Thanksgiving.”

We also continue to closely monitor the impact of the pandemic on our business and results of operations.    As of December 31, 2020, we had 8 residential loans in deferral totaling $2 million, and no installment or commercial loans in deferral.  This represents 0.04% of total outstanding loans.  As of September 30, 2020, we had 24 residential and installment loans in deferral totaling $5 million, and 6 commercial loans in deferral totaling $2 million.  This represented 0.2% of total outstanding loans.  As of June 30, 2020, we had 668 residential and installment loans in deferral totaling $145 million, and 84 commercial loans in deferral totaling $45 million.  This represented 4.5% of total outstanding loans.  We have been encouraged to see that most of our residential and commercial borrowers who had payment deferral arrangements with us have returned to making regular loan payments.  Additionally, the Bank had funded 663 Paycheck Protection Program (“PPP”) loans totaling $46 million, as of December 31, 2020, 514 PPP loans totaling $29 million remain outstanding.

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The fourth quarter of 2020 saw continued loan and deposit growth. Our focus on traditional lending criteria and conservative balance sheet management has produced consistent earnings while maintaining strong liquidity and growing capital. This approach allowed us to continue to expand our business and take advantage of changes in market and competitive conditions.  As mentioned in prior quarters, the pandemic has created an uncertain future, and we believe we continue to be well-positioned to help our customers through this economic disruption and turmoil.  We also continue to hire across our locations for all levels of staff.  As we enter the new year, management views the Bank as well-positioned to deploy its existing liquidity into our residential loan portfolio, and we will continue to closely monitor how the current market conditions change.

Details

Average loans were up $214.9 million or 5.3% in the fourth quarter 2020 over the same period in 2019.  Average residential loans, our primary lending focus, were up $209.1 million, or 5.9%, in the fourth quarter 2020 over the same period in 2019.  Average deposits were up $494.1 million or 11.1% for the fourth quarter 2020 over the same period a year earlier.  The increase in deposits was the result of a $632.1 million or 21.0% increase total average core deposit accounts, which consist of interest bearing and non-interest bearing checking, savings and money market deposits, offset by a decrease in average time deposits of $138.0 million or 9.7%, for the fourth quarter 2020 over the same period in 2019.  Within the core deposits, checking balances were up $357.6 million or 27.1% (including interest bearing and non-interest bearing checking balances), money market balances were up $127.1 million or 21.8%, and savings balances were up $147.4 million or 13.3%.  We believe the increase in core deposits continues to reflect the desire of customers to have additional funds in the safety and security offered by TrustCo’s long history of conservative banking.  As we move forward, the objective is to encourage customers to retain these additional funds in the expanded product offerings of the Bank through aggressive marketing and product differentiation.

The cost of interest bearing liabilities decreased to 0.35% in the fourth quarter 2020 from 0.90% in the fourth quarter 2019.  A significant portion of our CD portfolio (time deposits) repriced during 2020, which resulted in a decrease in average rates to 0.95% in the fourth quarter of 2020 from 2.10% in the fourth quarter of 2019, as a result of the ongoing market conditions. The net interest margin for the fourth quarter 2020 was 2.79%, down 23 basis points from 3.02% in the fourth quarter of 2019.  This was primarily due to the decrease in market rates over the same period resulting in less interest earned on our short-term funds, residential and variable rate loans.

The Bank continued to demonstrate its ability to grow shareholders’ equity as average equity was up $33.5 million or 6.3% in the fourth quarter of 2020 compared to the same period in 2019.  Return on average assets and return on average equity for the fourth quarter 2020 were 0.95% and 9.75%, respectively, compared to 1.06% and 10.41% for the fourth quarter 2019.  Improving efficiencies to reduce costs continues to remain a key area of focus.

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Asset quality and loan loss reserve measures have stayed consistent.  Nonperforming loans (NPLs) were $21.1 million at December 31, 2020, compared to $20.9 million at December 31, 2019.  NPLs were 0.50% of total loans at December 31, 2020, compared to 0.51% at December 31, 2019.  The coverage ratio, or allowance for loan losses to NPLs, was 235.2% at December 31, 2020, compared to 212.4% at December 31, 2019.  Nonperforming assets (NPAs) were $21.6 million at December 31, 2020, compared to $22.4 million at December 31, 2019.  The ratio of allowance for loan losses to total loans was 1.17% as of December 31, 2020, compared to 1.09% at December 31, 2019.  The allowance for loan losses was $49.6 million at December 31, 2020, compared to $44.3 million at December 31, 2019.  The provision for loan losses increased to $600 thousand for the fourth quarter 2020 compared to $200 thousand in the same period in the prior year, primarily driven by the continued uncertainty in the current economic environment resulting from COVID-19.  The Company had previously elected to delay its adoption of Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”), as provided by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) until the date on which the National Emergency concerning COVID-19 was terminated or December 31, 2020, whichever occurred first.  The December 31, 2020 adoption date under the CARES Act was extended to January 1, 2022 as a part of the COVID-19 Relief Bill, which became law in December 2020, and therefore the Company now intends to adopt CECL on January 1, 2022.

 Net chargeoffs for the fourth quarter 2020 were $128 thousand versus net chargeoffs in the fourth quarter 2019 of $212 thousand.  The annualized net chargeoffs ratio was 0.01% and 0.02% for the fourth quarter 2020 and 2019, respectively.

At December 31, 2020 the tangible equity to tangible asset ratio was 9.62%, compared to 10.30% at December 31, 2019.  Book value per share at December 31, 2020 was $5.89, up 6.1% compared to $5.55 a year earlier.

TrustCo Bank Corp NY is a $5.9 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 148 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at December 31, 2020.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss fourth quarter 2020 results will be held at 9:00 a.m. Eastern Time on January 22, 2021.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10151410.  The call will also be audio webcast at: https://services.choruscall.com/links/trst210122.html, and will be available for one year.

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Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2020, including our expectations regarding the effects of COVID-19 on our financial results and our ability to assist our customers in addressing the effects of COVID-19, our expectations with respect to our online and mobile banking product offerings, our expectations for the repricing of our CD portfolio, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network and our ability to capitalize on economic changes in the areas in which we operate.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by the effects of the COVID-19 pandemic. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  the effect of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations; the impact of the actions taken by governmental authorities to contain COVID-19 or address the impact of COVID-19 on the economy, and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; future business strategies related to the implementation of CECL; our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of us and Trustco Bank and the continued receipt of approvals from our primary federal banking regulators under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; unanticipated effects from the Tax Cut and Jobs Act that may limit its benefits or adversely impact our business;  the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; changes in management personnel; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; technological changes and electronic, cyber and physical security breaches; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	12/31/2020		9/30/2020		12/31/2019
Summary of operations
Net interest income (TE)	$39,182		38,166		38,243
Provision for loan losses	600		1,000		200
Noninterest income, excluding net gain on securities transactions	4,069		4,341		4,115
Noninterest expense	24,830		22,674		23,891
Net income	13,814		14,071		13,907

Per common share
Net income per share:
- Basic	$0.143		0.146		0.143
- Diluted	0.143		0.146		0.143
Cash dividends	0.068		0.068		0.068
Book value at period end	5.89		5.81		5.55
Market price at period end	6.67		5.22		8.67

At period end
Full time equivalent employees	778		771		814
Full service banking offices	148		148		148

Performance ratios
Return on average assets	0.95%		0.98		1.06
Return on average equity	9.75		10.04		10.41
Efficiency (1)	57.31		53.61		57.31
Net interest spread (TE)	2.72		2.63		2.86
Net interest margin (TE)	2.79		2.73		3.02
Dividend payout ratio	47.55		46.68		47.48

Capital ratios at period end
Consolidated tangible equity to tangible assets (2)	9.62%		9.76		10.30
Consolidated equity to assets	9.63%		9.77		10.31

Asset quality analysis at period end
Nonperforming loans to total loans	0.50		0.52		0.51
Nonperforming assets to total assets	0.37		0.39		0.43
Allowance for loan losses to total loans	1.17		1.17		1.09
Coverage ratio (3)	2.4	x	2.3	x	2.1	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent

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FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Year ended
	12/31/2020	12/31/2019
Summary of operations
Net interest income (TE)	$153,583	155,812
Provision for loan losses	5,600	159
Net gain on securities transactions	1,155	-
Noninterest income, excluding net gain on securities transactions	16,015	18,591
Noninterest expense	95,704	97,730
Net income	52,452	57,840

Per common share
Net income per share:
- Basic	$0.544	0.597
- Diluted	0.543	0.597
Cash dividends	0.273	0.273
Book value at period end	5.89	5.55
Market price at period end	6.67	8.67

Performance ratios
Return on average assets	0.94	1.12
Return on average equity	9.47	11.26
Efficiency (1)	56.38	56.13
Net interest spread (TE)	2.73	2.94
Net interest margin (TE)	2.84	3.10
Dividend payout ratio	50.12	45.60

(1)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net gain on securities transactions).

TE = Taxable equivalent.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Interest and dividend income:
Interest and fees on loans	$40,906	41,330	41,665	42,063	42,002
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	27	14	106	421	609
State and political subdivisions	2	1	2	1	2
Mortgage-backed securities and collateralized mortgage obligations - residential	1,172	1,319	1,527	2,113	2,334
Corporate bonds	349	646	488	238	295
Small Business Administration - guaranteed participation securities	212	216	229	245	253
Other securities	7	5	5	6	6
Total interest and dividends on securities available for sale	1,769	2,201	2,357	3,024	3,499

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	129	138	162	175	184
Total interest on held to maturity securities	129	138	162	175	184

Federal Reserve Bank and Federal Home Loan Bank stock	70	77	192	82	203

Interest on federal funds sold and other short-term investments	246	242	193	1,267	1,635
Total interest income	43,120	43,988	44,569	46,611	47,523

Interest expense:
Interest on deposits:
Interest-bearing checking	51	55	26	16	21
Savings	156	161	166	233	271
Money market deposit accounts	447	637	862	1,096	1,175
Time deposits	3,053	4,749	5,599	6,391	7,468
Interest on short-term borrowings	232	221	235	322	347
Total interest expense	3,939	5,823	6,888	8,058	9,282

Net interest income	39,181	38,165	37,681	38,553	38,241

Less: Provision for loan losses	600	1,000	2,000	2,000	200
Net interest income after provision for loan losses	38,581	37,165	35,681	36,553	38,041

Noninterest income:
Trustco Financial Services income	1,527	1,784	1,368	1,600	1,454
Fees for services to customers	2,365	2,292	1,807	2,315	2,377
Net gain on securities transactions	-	-	-	1,155	-
Other	177	265	251	264	284
Total noninterest income	4,069	4,341	3,426	5,334	4,115

Noninterest expenses:
Salaries and employee benefits	11,727	10,899	11,648	11,373	11,743
Net occupancy expense	4,551	4,277	4,385	4,306	4,399
Equipment expense	1,621	1,607	1,606	1,802	1,768
Professional services	1,644	1,311	1,182	1,481	1,449
Outsourced services	1,925	1,875	1,875	2,075	1,925
Advertising expense	527	305	601	488	464
FDIC and other insurance	657	660	609	294	259
Other real estate expense (income) , net	45	(115)	(32)	194	(385)
Other	2,133	1,855	2,058	2,255	2,269
Total noninterest expenses	24,830	22,674	23,932	24,268	23,891

Income before taxes	17,820	18,832	15,175	17,619	18,265
Income taxes	4,006	4,761	3,921	4,306	4,358

Net income	$13,814	14,071	11,254	13,313	13,907

Net income per common share:
- Basic	$0.143	0.146	0.117	0.138	0.143

- Diluted	0.143	0.146	0.117	0.138	0.143

Average basic shares (in thousands)	96,433	96,433	96,433	96,727	96,919
Average diluted shares (in thousands)	96,442	96,440	96,437	96,750	97,015

Note: Taxable equivalent net interest income	$39,182	38,166	37,681	38,554	38,243

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Year ended
	12/31/2020	12/31/2019
Interest and dividend income:
Interest and fees on loans	$165,964	166,610
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	568	3,209
State and political subdivisions	6	8
Mortgage-backed securities and collateralized mortgage obligations - residential	6,131	8,219
Corporate bonds	1,721	1,096
Small Business Administration - guaranteed participation securities	902	1,121
Other securities	23	22
Total interest and dividends on securities available for sale	9,351	13,675

Interest on held to maturity securities:
Mortgage-backed securities-residential	604	797
Total interest on held to maturity securities	604	797

Federal Reserve Bank and Federal Home Loan Bank stock	421	568

Interest on federal funds sold and other short-term investments	1,948	10,478
Total interest income	178,288	192,128

Interest expense:
Interest on deposits:
Interest-bearing checking	148	288
Savings	716	1,338
Money market deposit accounts	3,042	4,297
Time deposits	19,792	28,930
Interest on short-term borrowings	1,010	1,468
Total interest expense	24,708	36,321

Net interest income	153,580	155,807

Less: Provision for loan losses	5,600	159
Net interest income after provision for loan losses	147,980	155,648

Noninterest income:
Trustco Financial Services income	6,279	6,387
Fees for services to customers	8,779	10,110
Net gain on securities transactions	1,155	-
Other	957	2,094
Total noninterest income	17,170	18,591

Noninterest expenses:
Salaries and employee benefits	45,647	46,630
Net occupancy expense	17,519	16,666
Equipment expense	6,636	7,068
Professional services	5,618	6,174
Outsourced services	7,750	7,600
Advertising expense	1,921	2,521
FDIC and other insurance	2,220	1,787
Other real estate expense (income), net	92	(166)
Other	8,301	9,450
Total noninterest expenses	95,704	97,730

Income before taxes	69,446	76,509
Income taxes	16,994	18,669

Net income	$52,452	57,840

Net income per common share:
- Basic	$0.544	0.597

- Diluted	0.543	0.597

Average basic shares (in thousands)	96,506	96,849
Average diluted shares (in thousands)	96,517	96,927

Note: Taxable equivalent net interest income	$153,583	155,812

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
ASSETS:

Cash and due from banks	$47,196	47,703	44,726	43,362	48,198
Federal funds sold and other short term investments	1,059,903	908,616	908,110	492,691	408,648
Total cash and cash equivalents	1,107,099	956,319	952,836	536,053	456,846

Securities available for sale:
U. S. government sponsored enterprises	19,968	29,996	-	54,970	104,512
States and political subdivisions	103	111	111	112	162
Mortgage-backed securities and collateralized mortgage obligations - residential	316,158	309,768	331,469	352,067	389,517
Small Business Administration - guaranteed participation securities	42,217	44,070	45,998	46,768	48,511
Corporate bonds	59,939	70,113	54,439	48,564	30,436
Other securities	686	685	685	685	685
Total securities available for sale	439,071	454,743	432,702	503,166	573,823

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	13,824	15,094	16,633	17,720	18,618
Total held to maturity securities	13,824	15,094	16,633	17,720	18,618

Federal Reserve Bank and Federal Home Loan Bank stock	5,506	5,506	5,506	9,183	9,183

Loans:
Commercial	212,492	231,663	231,212	195,805	199,499
Residential mortgage loans	3,780,167	3,724,746	3,681,898	3,627,121	3,583,774
Home equity line of credit	242,194	248,320	254,445	265,753	267,922
Installment loans	9,617	9,826	10,006	10,713	11,001
Loans, net of deferred net costs	4,244,470	4,214,555	4,177,561	4,099,392	4,062,196

Less: Allowance for loan losses	49,595	49,123	48,144	46,155	44,317
Net loans	4,194,875	4,165,432	4,129,417	4,053,237	4,017,879

Bank premises and equipment, net	34,412	34,417	34,042	34,428	34,622
Operating lease right-of-use assets	47,885	47,174	48,712	49,955	51,475
Other assets	59,124	57,244	57,155	52,905	58,876

Total assets	$5,901,796	5,735,929	5,677,003	5,256,647	5,221,322

LIABILITIES:
Deposits:
Demand	$652,756	635,345	612,960	480,255	463,858
Interest-bearing checking	1,086,558	1,024,290	1,001,592	895,254	875,672
Savings accounts	1,285,501	1,235,259	1,191,682	1,122,116	1,113,146
Money market deposit accounts	716,005	699,132	666,304	617,198	599,163
Time deposits	1,296,373	1,305,024	1,392,769	1,367,005	1,398,177
Total deposits	5,037,193	4,899,050	4,865,307	4,481,828	4,450,016

Short-term borrowings	214,755	193,455	177,278	148,090	148,666
Operating lease liabilities	52,784	52,125	53,710	54,998	56,553
Accrued expenses and other liabilities	28,903	30,771	27,287	23,546	27,830

Total liabilities	5,333,635	5,175,401	5,123,582	4,708,462	4,683,065

SHAREHOLDERS' EQUITY:
Capital stock	100,205	100,205	100,205	100,205	100,205
Surplus	176,442	176,441	176,437	176,431	176,427
Undivided profits	313,974	306,741	299,239	294,553	288,067
Accumulated other comprehensive income, net of tax	11,936	11,537	11,936	11,392	4,461
Treasury stock at cost	(34,396)	(34,396)	(34,396)	(34,396)	(30,903)

Total shareholders' equity	568,161	560,528	553,421	548,185	538,257

Total liabilities and shareholders' equity	$5,901,796	5,735,929	5,677,003	5,256,647	5,221,322

Outstanding shares (in thousands)	96,433	96,433	96,433	96,433	96,922

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$452	491	571	630	816
Real estate mortgage - 1 to 4 family	19,379	19,977	20,215	18,570	18,407
Installment	43	49	6	24	3
Total non-accrual loans	19,874	20,517	20,792	19,224	19,226
Other nonperforming real estate mortgages - 1 to 4 family	23	25	26	27	29
Total nonperforming loans	19,897	20,542	20,818	19,251	19,255
Other real estate owned	541	423	830	1,284	1,579
Total nonperforming assets	$20,438	20,965	21,648	20,535	20,834

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,187	1,254	1,111	1,492	1,614
Installment	-	-	-	-	-
Total non-accrual loans	1,187	1,254	1,111	1,492	1,614
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,187	1,254	1,111	1,492	1,614
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$1,187	1,254	1,111	1,492	1,614

Total
Loans in nonaccrual status:
Commercial	$452	491	571	630	816
Real estate mortgage - 1 to 4 family	20,566	21,231	21,326	20,062	20,021
Installment	43	49	6	24	3
Total non-accrual loans	21,061	21,771	21,903	20,716	20,840
Other nonperforming real estate mortgages - 1 to 4 family	23	25	26	27	29
Total nonperforming loans	21,084	21,796	21,929	20,743	20,869
Other real estate owned	541	423	830	1,284	1,579
Total nonperforming assets	$21,625	22,219	22,759	22,027	22,448

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$32	(1)	(6)	1	(1)
Real estate mortgage - 1 to 4 family	(27)	4	(27)	140	146
Installment	109	18	44	4	67
Total net (recoveries) chargeoffs	$114	21	11	145	212

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	(1)	-	-	(2)	(1)
Installment	15	-	-	19	1
Total net (recoveries) chargeoffs	$14	-	-	17	-

Total
Commercial	$32	(1)	(6)	1	(1)
Real estate mortgage - 1 to 4 family	(28)	4	(27)	138	145
Installment	124	18	44	23	68
Total net (recoveries) chargeoffs	$128	21	11	162	212

Asset Quality Ratios

Total nonperforming loans (1)	$21,084	21,796	21,929	20,743	20,869
Total nonperforming assets (1)	21,625	22,219	22,759	22,027	22,448
Total net (recoveries) chargeoffs (2)	128	21	11	162	212

Allowance for loan losses (1)	49,595	49,123	48,144	46,155	44,317

Nonperforming loans to total loans	0.50%	0.52%	0.52%	0.51%	0.51%
Nonperforming assets to total assets	0.37%	0.39%	0.40%	0.42%	0.43%
Allowance for loan losses to total loans	1.17%	1.17%	1.15%	1.13%	1.09%
Coverage ratio (1)	235.2%	225.4%	219.5%	222.5%	212.4%
Annualized net chargeoffs to average loans (2)	0.01%	0.00%	0.00%	0.02%	0.02%
Allowance for loan losses to annualized net chargeoffs (2)	96.9	x	584.8	x	1094.2	x	71.2	x	52.3	x

*	Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)

(Unaudited)	Three months ended December 31, 2020			Three months ended December 31, 2019
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$25,761	27	0.42%	$127,284	609	1.91%
Mortgage backed securities and collateralized mortgage obligations - residential	314,022	1,172	1.49	396,335	2,334	2.36
State and political subdivisions	108	3	7.89	165	4	9.70
Corporate bonds	64,534	349	2.17	37,795	295	3.12
Small Business Administration - guaranteed participation securities	41,562	212	2.05	49,787	253	2.03
Other	685	7	4.09	685	6	3.50

Total securities available for sale	446,672	1,770	1.59	612,051	3,501	2.29

Federal funds sold and other short-term Investments	916,198	246	0.11	395,311	1,635	1.65

Held to maturity securities:

Mortgage backed securities and collateralized mortgage obligations - residential	14,406	129	3.58	19,185	184	3.84
Total held to maturity securities	14,406	129	3.58	19,185	184	3.84

Federal Reserve Bank and Federal Home Loan Bank stock	5,506	70	5.09	9,183	203	8.84

Commercial loans	224,838	3,009	5.35	192,427	2,517	5.23
Residential mortgage loans	3,756,304	35,368	3.77	3,547,219	36,179	4.08
Home equity lines of credit	245,401	2,361	3.83	270,766	3,110	4.59
Installment loans	9,416	168	7.09	10,682	196	7.34

Loans, net of unearned income	4,235,959	40,906	3.86	4,021,094	42,002	4.18

Total interest earning assets	5,618,741	43,121	3.07	5,056,824	47,525	3.76

Allowance for loan losses	(49,426)			(44,320)
Cash & non-interest earning assets	201,371			188,605

Total assets	$5,770,686			$5,201,109

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,036,808	51	0.02%	$864,774	21	0.01%
Money market accounts	710,105	447	0.25	583,048	1,175	0.81
Savings	1,258,666	156	0.05	1,111,259	271	0.10
Time deposits	1,284,075	3,053	0.95	1,422,049	7,468	2.10

Total interest bearing deposits	4,289,654	3,707	0.34	3,981,130	8,935	0.90
Short-term borrowings	200,028	232	0.46	154,898	347	0.90

Total interest bearing liabilities	4,489,682	3,939	0.35	4,136,028	9,282	0.90

Demand deposits	640,190			454,585
Other liabilities	77,197			80,386
Shareholders' equity	563,617			530,110

Total liabilities and shareholders' equity	$5,770,686			$5,201,109

Net interest income, tax equivalent		39,182			38,243

Net interest spread			2.72%			2.86%

Net interest margin (net interest income to total interest earning assets)			2.79%			3.02%

Tax equivalent adjustment		(1)			(2)

Net interest income		39,181			38,241

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands) (Unaudited)	Year ended December 31, 2020			Year ended December 31, 2019
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$38,508	568	1.48%	$156,292	3,209	2.05%
Mortgage backed securities and collateralized mortgage obligations - residential	333,093	6,131	1.84	345,718	8,219	2.38
State and political subdivisions	111	9	7.82	167	13	7.78
Corporate bonds	50,982	1,721	3.38	34,637	1,096	3.16
Small Business Administration - guaranteed participation securities	44,379	902	2.03	53,269	1,121	2.10
Other	686	23	3.35	685	22	3.21

Total securities available for sale	467,759	9,354	2.00	590,768	13,680	2.32

Federal funds sold and other short-term Investments	748,085	1,948	0.26	477,181	10,478	2.20

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	16,376	604	3.69	20,643	797	3.86

Total held to maturity securities	16,376	604	3.69	20,643	797	3.86

Federal Reserve Bank and Federal Home Loan Bank stock	7,381	421	5.70	9,123	568	6.23

Commercial loans	219,328	10,788	4.92	191,636	10,243	5.35
Residential mortgage loans	3,678,536	144,212	3.92	3,445,940	141,964	4.12
Home equity lines of credit	255,583	10,259	4.01	277,905	13,551	4.88
Installment loans	9,952	705	7.08	10,718	852	7.95

Loans, net of unearned income	4,163,399	165,964	3.99	3,926,199	166,610	4.24

Total interest earning assets	5,403,000	178,291	3.30	5,023,914	192,133	3.82

Allowance for loan losses	(47,330)			(44,639)
Cash & non-interest earning assets	197,966			182,545

Total assets	$5,553,636			$5,161,820

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$971,385	148	0.02%	$874,700	288	0.03%
Money market accounts	662,107	3,042	0.46	555,547	4,297	0.77
Savings	1,191,532	716	0.06	1,134,050	1,338	0.12
Time deposits	1,350,163	19,792	1.47	1,417,487	28,930	2.04

Total interest bearing deposits	4,175,187	23,698	0.57	3,981,784	34,853	0.88
Short-term borrowings	180,065	1,010	0.56	159,220	1,468	0.92

Total interest bearing liabilities	4,355,252	24,708	0.57	4,141,004	36,321	0.88

Demand deposits	567,265			427,276
Other liabilities	77,487			80,051
Shareholders' equity	553,632			513,489

Total liabilities and shareholders' equity	$5,553,636			$5,161,820

Net interest income, tax equivalent		153,583			155,812

Net interest spread			2.73%			2.94%

Net interest margin (net interest income to total interest earning assets)			2.84%			3.10%

Tax equivalent adjustment		(3)			(5)

Net interest income		153,580			155,807

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

Tangible Book Value Per Share	12/31/2020	9/30/2020	12/31/2019

Equity (GAAP)	$568,161	560,528	538,257
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	567,608	559,975	537,704

Shares outstanding	96,433	96,433	96,922
Tangible book value per share (Non-GAAP)	5.89	5.81	5.55
Book value per share (GAAP)	5.89	5.81	5.55

Tangible Equity to Tangible Assets

Total Assets (GAAP)	$5,901,796	5,735,929	5,221,322
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	5,901,243	5,735,376	5,220,769

Tangible Equity to Tangible Assets (Non-GAAP)	9.62%	9.76%	10.30%
Equity to Assets (GAAP)	9.63%	9.77%	10.31%

	Three months ended			Year ended
Efficiency Ratio	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019

Net interest income (GAAP)	$39,181	38,165	38,241	$153,580	155,807
Taxable equivalent adjustment	1	1	2	3	5
Net interest income (fully taxable equivalent) (Non-GAAP)	39,182	38,166	38,243	153,583	155,812
Non-interest income (GAAP)	4,069	4,341	4,115	17,170	18,591
Less: Net gain on securities	-	-	-	1,155	-
Revenue used for efficiency ratio (Non-GAAP)	43,251	42,507	42,358	169,598	174,403

Total noninterest expense (GAAP)	24,830	22,674	23,891	95,704	97,730
Less: Other real estate (income) expense, net	45	(115)	(385)	92	(166)
Expense used for efficiency ratio (Non-GAAP)	24,785	22,789	24,276	95,612	97,896

Efficiency Ratio	57.31%	53.61%	57.31%	56.38%	56.13%

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